UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
October 22, 2025

CALIBERCOS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-41703	47-2426901
(Commission File Number)	(IRS Employer Identification No.)

8901 E. Mountain View Rd. Ste. 150, Scottsdale, AZ	85258
(Address of Principal Executive Offices)	(Zip Code)

(480) 295-7600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.001	CWD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on that certain Current Report on Form 8-K as filed with the Securities and Exchange Commission on August 27, 2025 (the “Original 8-K”), on August 27, 2025, CaliberCos Inc. (the “Company”) received a notification letter (the “Notice”) from the Nasdaq Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that its amount of stockholders’ equity had fallen below the $2,500,000 required minimum for continued listing set forth in Nasdaq Listing Rule 5550(b)(1).

As noted in the Original 8-K, the Company had 45 days from the date of the Notice to provide Nasdaq with a specific plan to achieve and sustain compliance, which the Company has done. The Company is filing this Current Report on Form 8-K (this “Report”) to provide an update to its compliance with continued listing requirements as set forth in Nasdaq Listing Rule 5550(b)(1).

As a result of various transactions entered into by the Company since September 30, 2025, including without limitation various equity offerings and debt conversions, the Company believes that as of the date of this Report, stockholders’ equity exceeds $2.5 million and that it has regained compliance with the minimum $2.5 million stockholders’ equity requirement for continued listing. The Company estimates that as of September 30, 2025, stockholders’ equity is between $4.5 million and $6.0 million.

NASDAQ will continue to monitor the Company’s ongoing compliance with the minimum stockholders’ equity requirement and, if at the time of its next periodic report for the quarter ended September 30, 2025 the Company does not evidence compliance with the minimum stockholders’ equity requirement, the Company may be subject to delisting. At that time, NASDAQ Staff will provide written notification to the Company, which it may then appeal Staff’s determination to a Hearings Panel. There can be no assurance that the Company will be able to maintain compliance with the minimum stockholders’ equity requirement.

Item 7.01. Regulation FD Disclosure.

On October 23, 2025, the Company issued a press release announcing that it believes that as of October 22, 2025, it has regained compliance with the Nasdaq Capital Market’s stockholders’ equity requirement under Listing Rule 5550(b)(1). A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is hereby furnished pursuant to this Item 7.01.

The information disclosed under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Exhibit
99.1	Press release dated October 23, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CaliberCos Inc.

October 23, 2025

	By:	/s/ John C. Loeffler, II
	Name:	John C. Loeffler, II
	Title:	Chairman and Chief Executive Officer